UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 17, 2012

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2012, Dole Food Company, Inc. (“Dole” or the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with ITOCHU Corporation, a Japanese kabushiki kaisha (“ITOCHU”), pursuant to which the Company has agreed to sell to ITOCHU Dole’s worldwide packaged foods business and Asia fresh business for $1.685 billion in cash on a cash-free, debt-free basis (the “Sale Transaction”). ITOCHU will acquire these businesses through the acquisition from the Company or one of its subsidiaries of all the outstanding equity interests of (1) a subsidiary to be formed in connection with the transaction which will hold the Company’s Asia fresh business and the non-U.S. portions of its worldwide packaged foods business, and (2) a subsidiary of the Company holding the U.S. portions of the worldwide packaged foods business.

The Acquisition Agreement has been unanimously approved by the Board of Directors of the Company (the “Board”), and the Board of Directors of ITOCHU, and the Board has resolved to recommend that the stockholders of the Company vote in favor of the Sale Transaction as contemplated by the Acquisition Agreement. The Sale Transaction is expected to close by December 31, 2012; however, there can be no assurance that the transaction will be completed at all or, if completed, when it will be completed.

The Sale Transaction is subject to various closing conditions, including that all waiting or similar periods under applicable antitrust laws have expired or terminated, that all other material approvals and consents of any governmental authorities required to consummate the Sale Transaction have been obtained, and that the Company’s stockholders have approved the Sale Transaction. The Acquisition Agreement also includes customary termination provisions providing each party the right to terminate the agreement under certain circumstances, including if Dole receives a superior acquisition proposal. The Company is required to pay ITOCHU a break-up fee of $50.4 million in connection with certain specified terminations.

ITOCHU has imported Dole fresh produce into Japan from the Philippines for over 50 years. The present Dole Japan, Ltd. was incorporated in 1982, and in 1984 it and ITOCHU formalized their business relationship by entering into a series of fruit purchase agreements and a service agreement. Pursuant to these arrangements, ITOCHU is the exclusive import agent for Dole fruit in Japan and also distributes the product, invoices and collects from Dole’s customers, and acts as a guarantor of payment from these customers. These agreements have been renewed annually and are currently in force. ITOCHU also acts as a sales agent in Japan for certain packaged food products produced by Dole. In 1998, Dole Japan, ITOCHU and other companies entered into a Joint Venture Agreement for the establishment of K.I. Fresh Access, which conducts business as a nationwide wholesaler of fresh fruits and vegetables throughout Japan.

In connection with the execution of the Acquisition Agreement, Mr. David H. Murdock, the Company’s Chairman, executed a voting agreement pursuant to which he agreed to, among other things, vote all of the shares of the Company’s common stock beneficially owned by him in favor of the Sale Transaction and against any competing transaction, subject to the right of the Company to terminate the Acquisition Agreement under certain conditions. Mr. Murdock beneficially owned approximately 63.7% of the issued and outstanding common stock of the Company as of September 17, 2012.

In connection with the closing of the Sale Transaction, the Company has agreed to enter into certain ancillary agreements, including a trademark rights agreement (providing for, among other things, the use and ownership of certain intellectual property rights, including exclusive rights to the DOLE® brand in connection with fresh products in Asia, Australia and New Zealand, and packaged products worldwide, following the closing of the Sale Transaction, and, for a period of two years following the closing of the Sale Transaction, restricting our ability to grow, ripen, procure, distribute or sell fresh bananas or pineapples in Asia and process, distribute or sell processed pineapple worldwide), a transition services agreement (regarding the provision of certain services by the Company to ITOCHU for a transition period following the closing of the Sale Transaction), a supply agreement (providing a mechanism for the parties to purchase certain specified products from one another following the closing of the Sale Transaction), an occupancy agreement (providing for the continued use of certain office space in the Company’s corporate headquarters by employees of the businesses to be sold), a ship usage agreement (providing for the continued operation and use by the businesses to be sold following the closing of the Sale Transaction of certain ships owned by the Company), and a patent license agreement (with respect to the use of certain patents following the closing of the Sale Transaction).

The foregoing description of the Acquisition Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Acquisition Agreement, a copy of which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Additional Information

The Company plans to mail a notice and proxy statement with respect to the Acquisition Agreement, and file this proxy statement with the Securities and Exchange Commission. The proxy statement will contain important information about the Company, the Sale Transaction and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the Sale Transaction. In addition to receiving the proxy statement from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (www.sec.gov) or, without charge, from the Company. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding any interests that the Company’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect the Company’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

Section 5. Corporate Governance and Management

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Effective as of September 17, 2012, in connection with the announcement of the sale of Dole’s worldwide packaged foods and Asia fresh produce businesses to ITOCHU Corporation (which transaction, if consummated, will be considered a change of control under Dole’s 2009 Stock Incentive Plan), Dole’s Board of Directors, ratifying the action of the Corporate Compensation and Benefits Committee of Dole’s Board, determined that all outstanding equity awards under the 2009 Stock Incentive Plan, including those held by the Company’s named executive officers, shall automatically vest on the date the sale transaction is consummated.

On September 19, 2012, in recognition of his efforts relating to the sale transaction, the Corporate Compensation and Benefits Committee of Dole’s Board of Directors approved, at the recommendation of Mr. David H Murdock, Chairman of Dole, a cash bonus payment in the amount of $1,000,000 to C. Michael Carter, Dole’s Executive Vice President, General Counsel and Corporate Secretary, which bonus is not conditioned upon the closing of the sale transaction.

Section 9. Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

2.1*	Acquisition Agreement, dated as of September 17, 2012, between Dole Food Company, Inc. and ITOCHU Corporation, concerning the sale by Dole to ITOCHU of Dole’s worldwide packaged foods and Asia fresh businesses.

* Certain schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 20, 2012	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ JOSEPH S. TESORIERO

Joseph S. Tesoriero
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Acquisition Agreement, dated as of September 17, 2012, between Dole Food Company, Inc. and ITOCHU Corporation, concerning the sale by Dole to ITOCHU of Dole’s worldwide packaged foods and Asia fresh businesses.

* Certain schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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